TCG | BDC

CARLYLE GLOBAL CREDIT

Quarterly Earnings Presentation

Quarter Ended September 30, 2018

THE CARLYLE GROUP

GLOBAL ALTERNATIVE ASSET MANAGEMENT

Disclaimer and Forward-Looking Statement

This presentation (the "Presentation") has been prepared by TCG BDC, Inc. (together with its consolidated subsidiaries, "we," "us," "our," "TCG BDC" or the "Company") (NASDAQ: CGBD) and may only be used for informational purposes only. This Presentation should be viewed in conjunction with the earnings conference call of the Company held on November 7, 2018 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. The information contained herein may not be used, reproduced, referenced, quoted, linked by website, or distributed to others, in whole or in part, except as agreed in writing by the Company.

This Presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy our common stock or any other securities nor will there be any sale of the common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

This Presentation provides limited information regarding the Company and is not intended to be taken by, and should not be taken by, any individual recipient as investment advice, a recommendation to buy, hold or sell, or an offer to sell or a solicitation of offers to purchase, our common stock or any other securities that may be issued by the Company, or as legal, accounting or tax advice. An investment in securities of the type described herein presents certain risks.

This Presentation may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as "anticipates," "believes," "expects," "intends," "will," "should," "may," "plans," "continue," "believes," "seeks," "estimates," "would," "could," "targets," "projects," "outlook," "potential," "predicts" and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make them. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in filings we make with the Securities and Exchange Commission (the "SEC"), and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information throughout the Presentation provided by sources other than the Company (including information relating to portfolio companies) has not been independently verified and, accordingly, the Company makes no representation or warranty in respect of this information.

The following slides contain summaries of certain financial and statistical information about the Company. The information contained in this Presentation is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this Presentation.

TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C. (the "Investment Adviser"), an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. (together with its affiliates, "Carlyle").

This Presentation contains information about the Company and certain of its affiliates and includes the Company's historical performance. You should not view information related to the past performance of the Company as indicative of the Company's future results, the achievement of which is dependent on many factors, many of which are beyond the control of the Company and the Investment Adviser and cannot be assured. There can be no assurances that future dividends will match or exceed historical rates or will be paid at all. Further, an investment in the Company is discrete from, and does not represent an interest in, any other Carlyle entity. Nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance of the Company or any other Carlyle entity.

Summary of Quarterly Results

Quarter Ended September 30, 2018

- New investment fundings[1] for the quarter ended September 30, 2018 were $231 million and sales and repayments totaled $144 million
- The investment portfolio of our joint venture, Middle Market Credit Fund, LLC ("Credit Fund"), increased to $1.20 billion at fair value as of September 30, 2018, as compared to $1.14 billion at fair value as of June 30, 2018. For the quarter ended September 30, 2018, Credit Fund's new investment fundings[1] were $111 million and sales and repayments totaled $49 million, resulting in a net portfolio increase of $62 million
- Credit Fund produced a 15.7% annualized yield[2] to the Company for the quarter ended September 30, 2018
- Net investment income for the quarter ended September 30, 2018 was $0.41 per share, as compared to $0.45 per share for the quarter ended June 30, 2018[3]
- The Company paid a second quarter regular dividend of $0.37 per share, representing an annualized dividend yield of 8.31% based on net asset value and 8.86% based on closing market price[4]
- Net asset value per share was $17.66 as of September 30, 2018, as compared to $17.93 per share as of June 30, 2018
- On November 5, 2018, the Company's Board of Directors approved a $100 million stock repurchase program. Pursuant to the program, the Company is authorized to repurchase up to $100 million in the aggregate of its outstanding common stock in the open market and/or through privately negotiated transactions at prices not to exceed the Company's net asset value per share as reported in its most recent financial statements, in accordance with the guidelines specified in Rule 10b-18 of the Exchange Act. The program is expected to be in effect until November 5, 2019, or until the approved dollar amount has been used to repurchase shares

(1) At par/principal and excluding net change in unfunded commitments. Origination activity and resulting capital deployment is dependent on the Investment Adviser's ability to identify investment opportunities. There can be no guarantee that appropriate opportunities will be identified and if they are, that the Company or Credit Fund, as the case may be, will be selected to originate any or all such opportunities. (2) The annualized Credit Fund yield is calculated by dividing the dividend income from Credit Fund by the weighted average of the Company's investment in the subordinated loans of Credit Fund over the quarter and annualizing over 4 periods. (3) Net investment income per share is based on the weighted average shares outstanding during the respective period. (4) The annualized dividend yield on net asset value and closing market price is calculated by dividing the declared dividend by the ending net asset value and closing market price, respectively, for the quarter and annualizing over 4 periods. There can be no assurance that we will continue to earn income or pay dividends at this rate and our income and our dividends may decline.

Portfolio Highlights – New Originations – TCG BDC and Credit Fund

Combined Fair Value of Investments of TCG BDC and Credit Fund[2] at September 30, 2018 of $2,994 million[1]

(Dollar amounts in thousands and based on par/principal)	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
TCG BDC Originations and Net Investment Activity					
Investment Fundings	316,595	281,725	120,946	283,685	231,337
Unfunded Commitments, Net Change	24,190	(13,449)	4,760	41,614	20,473
Sales and Repayments	(68,370)	(289,125)	(172,003)	(232,520)	(143,594)
Net Investment Activity	**272,415**	**(20,849)**	**(46,297)**	**92,779**	**108,216**

TCG BDC Total Investment Portfolio at Fair Value[3]					
First Lien Debt	64.15%	65.75%	64.92%	67.81%	69.46%
First Lien, Last-out Unitranche Debt	11.74%	12.08%	12.21%	12.09%	9.87%
Second Lien Debt	13.69%	12.51%	11.38%	8.27%	8.45%
Structured Finance Obligations	0.13%	—	—	—	—
Equity Investments	0.69%	0.89%	0.98%	1.15%	1.15%
Investment Fund / Credit Fund	9.60%	8.77%	10.51%	10.68%	11.07%

Credit Fund[2] Originations and Net Investment Activity					
Investment Fundings	99,092	249,896	147,193	121,324	111,236
Unfunded Commitments, Net Change	17,695	7,114	19,138	32,354	(20,733)
Sales and Repayments	(73,960)	(84,373)	(43,975)	(72,366)	(49,417)
Net Investment Activity	**42,827**	**172,637**	**122,356**	**81,312**	**41,086**

Please refer to the Company's Form 10-Q for the quarter ended on September 30, 2018 ("Form 10-Q") for more information. No assurance is given that the Company will continue to achieve comparable results. (1) Combined fair value of investments of TCG BDC and Credit Fund is the sum of the fair value of investments of TCG BDC ($2.0 billion) and Credit Fund ($1.2 billion) excluding investments by TCG BDC in Credit Fund ($223.4 million). (2) Credit Fund is an unconsolidated Delaware limited liability company. The Company and Credit Partners USA LLC each has 50% economic ownership of Credit Fund and has commitments to fund, from time to time, capital of up to $400 million each. Funding of such commitments generally requires the approval of the board of Credit Fund, including the board members appointed by the Company. (3) At quarter end.

Investment Portfolio Overview – TCG BDC

Total Fair Value of Investments of TCG BDC at September 30, 2018 of $2,019 million



Fair Value of Investments[1]
($, millions)
$2,500
$2,000
$1,500
$1,000
$500
$0
$318
$419
$504
$699
$789
$913
$976
$1,053
$1,145
$1,201
$1,383
$1,423
$1,393
$1,719
$1,964
$1,968
$1,913
$1,947
$2,019
Q1 '14 Q2 '14 Q3 '14 Q4 '14 Q1 '15 Q2 '15 Q3 '15 Q4 '15 Q1 '16 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Q3 '17 Q4'17 Q1'18 Q2'18 Q3'18
First Lien
First Lien Last Out
Second Lien
Mezzanine
Structured Finance Obligations
Equity
Investment Fund

Note: At quarter end. (1) Fair value of investments is subject to change. Past performance is no guarantee of future results. Fair value is determined in good faith by or under the direction of the Company's board of directors pursuant to the Company's valuation policy. Refer to Note 2 (Significant Accounting Policies) and Note 3 (Fair Value Measurements) to the consolidated financial statements in Part I, Item 1 of the Company's Form 10-Q for details on fair value measurements.

Investment Portfolio Overview – TCG BDC and Credit Fund

Combined Fair Value of Investments of TCG BDC and Credit Fund at September 30, 2018 of $2,994 million[1]



Fair Value of Investments[1]
($, millions)
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$318
$419
$504
$699
$789
$913
$976
$1,053
$1,145
$1,331
$1,618
$1,761
$1,817
$2,334
$2,599
$2,780
$2,802
$2,875
$2,994
Q1 '14 Q2 '14 Q3 '14 Q4 '14 Q1 '15 Q2 '15 Q3 '15 Q4 '15 Q1 '16 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Q3 '17 Q4'17 Q1'18 Q2'18 Q3'18
First Lien
First Lien Last Out
Second Lien
Mezzanine
Structured Finance Obligations
Equity
Investment Fund
MMCF

Note: At quarter end. Fair value of investments is subject to change. Past performance is no guarantee of future results. Fair value is determined in good faith by or under the direction of the Company's board of directors pursuant to the Company's valuation policy. Refer to Note 2 (Significant Accounting Policies), Note 3 (Fair Value Measurements), and Note 5 (Middle Market Credit Fund, LLC) to the consolidated financial statements in Part 1, Item 1 of the Company's Form 10-Q for details on fair value measurements.
(1) Combined fair value of investments of TCG BDC and Credit Fund is the sum of the fair value of investments of TCG BDC ($2.0 billion) and Credit Fund ($1.2 billion) excluding investments by TCG BDC in Credit Fund ($223.4 million).

Portfolio Summary – TCG BDC and Credit Fund

As of September 30, 2018

Portfolio Characteristics

	TCG BDC	Credit Fund
Total Investments and Commitments ($mm)	$2,204	$1,301
Unfunded Commitments[1] ($mm)	$185	$103
Investments at Fair Value ($mm)	$2,019	$1,198
Yield of Debt Investments[2] (%)	9.25%	7.13%
Yield of Total Portfolio[2,3] (%)	9.63%	7.13%
Number of Investments	116	66
Number of Portfolio Companies	94	60
Floating / Fixed[4] (%)	99% / 1%	100% / 0%

Asset Mix


TCG BDC
10%
8%
1%
11%
70%
Credit
Fund
2%
1%
97%
First Lien Debt
Second Lien Debt
Equity
Investment Fund (Credit Fund)
First Lien, Last Out

Diversification by Borrower


89 Investments
43%
TCG BDC
11%
24%
22%
Credit
Fund
27%
29%
41 Investments
44%
Top 10 Investments
Next 11 – 25 Investments
Remaining Investments
Credit Fund

Industry


29%
4%
4%
4%
5%
5%
7%
9%
10%
12%
11%
TCG BDC
Credit
Fund
4%
4%
3%
5%
5%
5%
8%
11%
15%
15%
25%
Healthcare & Pharma
Business Services
Telecom
Leisure
Auto
Energy
High Tech
Software
Cargo
Investment Fund (Credit Fund)
Environmental
Financial Services
Consumer Services
Telecom
Capital Equipment
Other

(1) Excludes the Company's commitments to fund capital to Credit Fund. (2) Weighted average yields at cost of the debt investments include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of period end. Actual yields earned over the life of each investment could differ materially from the yields presented above. Weighted average yields for TCG BDC do not include TCG BDC's investment in Credit Fund. (3) Weighted average yields at cost of the total portfolio includes yield of debt investments, equity investments and TCG BDC's investment in Credit Fund. Actual yields earned over the life of each investment could differ materially from the yields presented above. (4) % of fair value of first and second lien debt.

Credit Quality of Investments – TCG BDC

- As of September 30, 2018, 2 borrowers remained on non-accrual status, representing 0.8% of total investments at fair value and 2.7% at amortized cost
- Approximately 99% of investments in our debt investment portfolio continue to have an Internal Risk Rating of 1 through 4 as of September 30, 2018

Portfolio Risk Ratings

(Dollar amounts in millions)	September 30, 2018		June 30, 2018		March 31, 2018	
Internal Risk Rating	Fair Value	% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
1	104.7	5.91%	61.7	3.59%	66.3	3.91%
2	1,298.0	73.24%	1,297.0	75.57%	1,324.3	78.20%
3	224.7	12.68%	226.1	13.17%	142.1	8.39%
4	119.1	6.72%	87.8	5.12%	134.6	7.95%
5	9.4	0.53%	30.7	1.79%	26.3	1.55%
6	16.4	0.92%	13.1	0.76%	-	0.00%
Total	1,772.3	100.00%	1,716.4	100.00%	1,693.6	100.00%

Rating	Definition
1	**Performing – Low Risk:** Borrower is operating more than 10% ahead of the Base Case
2	**Performing – Stable Risk:** Borrower is operating within 10% of the Base Case (above or below). This is the initial rating assigned to all new borrowers
3	**Performing – Management Notice:** Borrower is operating more than 10% below the Base Case. A financial covenant default may have occurred, but there is a low risk of payment default
4	**Watch List:** Borrower is operating more than 20% below the Base Case and there is a high risk of covenant default, or it may have already occurred. Payments are current although subject to greater uncertainty, and there is moderate to high risk of payment default
5	**Watch List – Possible Loss:** Borrower is operating more than 30% below the Base Case. At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have occurred. Loss of principal is possible
6	**Watch List – Probable Loss:** Borrower is operating more than 40% below the Base Case, and at the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Additionally, the prospects for improvement in the borrower's situation are sufficiently negative that impairment of some or all principal is probable

Financial Performance Summary – TCG BDC

(Dollar amounts in thousands, except per share data)	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
Net Investment Income Per Share	0.41	0.43	0.40	0.45	0.41
Net Realized & Unrealized Appreciation (Depreciation) Per Share	0.00	0.01	(0.06)	(0.24)	(0.31)
Net Income Per Share	0.41	0.44	0.34	0.21	0.10
Dividends Paid Per Share	0.37	0.49	0.37	0.37	0.37
Net Asset Value Per Share	**18.18**	**18.12**	**18.09**	**17.93**	**17.66**
Weighted Average Shares Outstanding for the Period (in thousands)	61,840	62,143	62,504	62,569	62,569
Shares Outstanding at End of Period (in thousands)	61,860	62,208	62,569	62,569	62,569
Total Fair Value of Investments	1,964,117	1,967,531	1,913,459	1,946,792	2,018,998
Number of Portfolio Companies	92	90	87	89	94
Average Size of Investment in Portfolio Company (Notional)[1]	22,774	22,237	22,416	22,488	22,225
Weighted Average all-in Yield on Investments at Amortized Cost[2]	8.61%	8.86%	9.24%	9.16%	9.25%
Weighted Average all-in Yield on Investments at Fair Value[2]	8.66%	8.90%	9.31%	9.31%	9.48%
Net Assets	1,124,353	1,127,304	1,131,857	1,121,812	1,104,742
Debt	849,770	833,946	798,968	856,259	1,000,207
Debt To Equity at Quarter End	0.76x	0.74x	0.71x	0.76x	0.91x

Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized appreciation (depreciation) per share are based on the weighted average number of shares outstanding for the period.
(1) For equity investments with no stated par amount, includes total funded amount. (2) Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of each respective period end. Actual yields earned over the life of each investment could differ materially from the yields presented above.

Quarterly Statements of Financial Condition – TCG BDC

(Dollar amounts in thousands, except per share data)	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
Assets					
Investments at Fair Value (Non-Controlled/Non-Affiliated)	1,760,611	1,779,584	1,695,287	1,722,393	1,781,621
Investments at Fair Value (Non-Controlled/Affiliated)	14,959	15,431	17,106	16,394	13,973
Investments at Fair Value (Controlled/Affiliated)	188,547	172,516	201,066	208,005	223,404
Total Investments at Fair Value	1,964,117	1,967,531	1,913,459	1,946,792	2,018,998
Cash & Cash Equivalents	35,149	32,039	45,610	27,928	112,911
Receivable From Investment Sold	—	7,022	14,925	40,077	—
Deferred Financing Costs	3,734	3,626	3,441	3,246	4,126
Interest Receivable Non-Controlled/Non-Affiliated/Affiliated Investments	4,892	5,108	6,355	6,158	4,905
Interest & Dividend Receivable From Controlled/Affiliated Investments	5,528	5,981	6,630	6,442	6,881
Prepaid Expenses & Other Assets	55	76	235	525	20
Total Assets	**2,013,475**	**2,021,383**	**1,990,655**	**2,031,168**	**2,147,841**
Liabilities					
Payable for Investment Purchased	—	9,469	16,919	8,780	—
Secured Borrowings	578,769	562,893	527,865	585,105	554,299
Notes Payable, Net of Unamortized Debt Issuance Costs	271,001	271,053	271,103	271,154	445,908
Due to Investment Adviser	102	69	104	134	131
Interest & Credit Facility Fees Payable	4,792	5,353	5,513	6,166	4,478
Dividend Payable	22,888	30,481	23,150	23,151	23,150
Base Management & Incentive Fees Payable	9,986	13,098	12,552	13,252	12,992
Administrative Service Fees Payable	100	95	125	113	116
Offering Costs Payable	36	—	—	—	—
Other Accrued Expenses & Liabilities	1,448	1,568	1,467	1,501	2,025
Total Liabilities	889,122	894,079	858,798	909,356	1,043,099
Net Assets	1,124,353	1,127,304	1,131,857	1,121,812	1,104,742
Total Liabilities & Net Assets	2,013,475	2,021,383	1,990,655	2,031,168	2,147,841
Net Asset Value Per Share	$18.18	$18.12	$18.09	$17.93	$17.66

Please refer to the Company's Form 10-Q for more information.

Quarterly Operating Results – TCG BDC

(Dollar amounts in thousands)	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
Interest Income	34,740	40,345	39,494	41,948	40,676
Payment-In-Kind Interest Income	778	279	213	216	1,478
Income From Credit Fund	5,812	6,260	6,881	6,698	7,201
Other Income	1,318	2,626	895	3,590	1,925
Total Investment Income	42,648	49,510	47,483	52,452	51,280
Management Fees (Net Of Waiver, if applicable)[1]	4,666	7,473	7,222	7,266	7,543
Incentive Fees[2]	5,321	5,625	5,330	5,984	5,449
Interest Expense & Credit Facility Fees	6,443	8,246	8,340	9,290	10,955
Other Expenses	1,138	1,555	1,451	1,672	1,618
Excise Tax Expense	—	95	10	30	30
Net Expenses	17,568	22,994	22,353	24,242	25,595
Net Investment Income	**25,080**	**26,516**	**25,130**	**28,210**	**25,685**
Net Realized and Change in Unrealized Gains & Losses	463	467	(4,041)	(15,104)	(19,605)
Net Income	**25,543**	**26,983**	**21,089**	**13,106**	**6,080**

(1) Effective October 1, 2017, the pre-IPO management fee waiver of 0.50% terminated. As a result, beginning October 1, 2017, the base management fee is calculated at an annual rate of 1.50% of the Company's gross assets, excluding cash and cash equivalents. (2) Effective October 1, 2017, the Investment Adviser agreed to charge 17.5% instead of 20% with respect to the entire calculation of the incentive fee. In addition, on August 6, 2018, the Company's Board of Directors approved a one-third (0.50%) reduction in the 1.50% annual base management fee rate charged by the Investment Adviser on assets financed using leverage in excess of 1.0x debt to equity. Effective July 1, 2018, the reduced annual fee of 1.00% applies to the average value of the Company's gross assets as of the end of the two most recently completed calendar quarters that exceeds the product of (i) 200% and (ii) the average value of the Company's net asset value at the end of the two most recently completed calendar quarters.

Note: There can be no assurance that we will continue to earn income at this rate and our income may decline. If our income declines, we may reduce the dividend we pay and the yield you earn may decline. Refer to the consolidated financial statements included in Part 1, Item 1 of the Company's Form 10-Q for additional details.

Net Asset Value Per Share Bridge – TCG BDC

Quarter Ended September 30, 2018 ($)



0.41
(0.37)
(0.31)
17.93
17.66
June 30, 2018 NAV
Net Investment Income
Total Dividend Declared
Net Change in Realized and Unrealized Appreciation (Depreciation)
September 30, 2018 NAV

Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized appreciation (depreciation) per share are based on the weighted average number of shares outstanding for the period.

Senior Secured Credit Facilities & Unfunded Commitments

Terms & Conditions

Credit Facility[1]	
Size	$413.0 million committed
Tenor	5 years (4 year revolving); maturity date 3/22/2023
Pricing	LIBOR + 225 bps / 37.5 bps unused fee
SPV Credit Facility[1]	
Size	$400.0 million committed
Tenor	5 years (3 years revolving); maturity date 5/23/2023
Pricing	LIBOR + 200 bps / 50-75 bps unused fee
Carlyle Direct Lending CLO 2015-1R LLC Notes ("2015-1R Notes")	
Size	$449.2 million
Maturity Date	October 2031
Weighted Average Interest Rate	430bps[2]
Credit Fund Sub Facility[1,3]	
Size	$640.0 million committed
Tenor	6 years (3 years revolving); maturity date 5/22/2024
Pricing	LIBOR + 225 bps / 50-75 bps unused fee
MMCF CLO 2017-1 LLC Notes ("2017-1 Notes")[4]	
Size	$326.4 million outstanding ($349.2 million at closing)
Maturity Date	1/15/2028
Weighted Average Interest Rate	423bps[2]

Debt on Company's Balance Sheet as of September 30, 2018



$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$1,003
$1,262
Leverage Utilized
Leverage Available

Unfunded Commitments – TCG BDC

(Dollar amounts in thousands)	Par Value as of September 30, 2018	June 30, 2018
Unfunded Delayed Draw Commitments	$ 132,485	$ 112,170
Unfunded Revolving Term Loan Commitments	52,736	52,578
Total Unfunded Commitments	**185,221**	**164,748**

(1) Size represents maximum principal amount of the facility and is subject to availability under the facility, which is based on certain advance rates multiplied by the value of certain portfolio investments of the Company or Credit Fund (subject to certain concentration limitations) and may be net of certain other indebtedness that the Company or Credit Fund may incur in accordance with the terms of the facility. Middle Market Credit Fund SPV, LLC (the "Credit Fund Sub"), a Delaware limited liability company, was formed on April 5, 2016. Credit Fund Sub is a wholly-owned subsidiary of Credit Fund and is consolidated in Credit Fund's consolidated financial statements commencing from the date of its formation. (2) Weighted average interest rate, including amortization of debt issuance costs on the 2015-1R Notes and 2017-1 Notes, respectively, for the quarter ended September 30, 2018, excluding the one-time impact of the refinancing of the 2015-1 Notes. (3) Credit Fund closed on June 24, 2016 on a revolving credit facility, the Credit Fund Facility, from which Credit Fund may from time to time request mezzanine loans from the Company. The maximum principal amount of the Credit Fund Facility is $175mm. (4) MMCF CLO 2017-1 LLC is a wholly-owned and consolidated subsidiary of Credit Fund.

Liquidity and Investment Capacity – TCG BDC

- **Cash and Cash Equivalents**
  - Cash and cash equivalents totaled $112.9 million as of September 30, 2018
- **Credit Facilities - Availability**
  - Credit Facility – As of September 30, 2018, subject to leverage and borrowing base restrictions, we had approximately $139.1 million of remaining unfunded commitments and approximately $139.1 million of availability on this $413.0 million revolving credit facility
  - SPV Credit Facility – As of September 30, 2018, subject to leverage and borrowing base restrictions, we had approximately $119.6 million of remaining unfunded commitments and approximately $2.6 million of availability on this $400.0 million revolving credit facility

Common Stock and Dividend Information – TCG BDC

Common Stock (NASDAQ: CGBD – Closing Prices)

Quarter Ended	High	Low	End of Period
September 30, 2018	$17.97	$16.70	$16.70
June 30, 2018	$18.34	$17.02	$17.02
March 31, 2018	$18.62	$17.03	$17.90
December 31, 2017	$20.04	$17.04	$20.04
September 30, 2017	$18.89	$18.00	$18.82
June 30, 2017 (beginning June 14, 2017)	$18.49	$18.01	$18.01

- On November 5, 2018, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on January 17, 2019 to stockholders of record as of December 28, 2018

Historical Dividend Data



13%
4.76%
5.52%
9.23%
8.17%
8.58%
9.03%
8.91%
9.26%
9.23%
9.37%
10.64%
9.07%
8.22%
7.86%
9.78%
8.27%
8.70%
8.86%
$0.18
$0.07
$0.12
$0.19
$0.27
$0.44
$0.35
$0.37
$0.37
$0.42
$0.40
$0.40
$0.40
$0.40
$0.41
$0.41
$0.37
$0.37
$0.37
$0.37
$0.37
$0.37
Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18
Dividend
Special Dividend
Annualized Dividend Yield (1)

Note: Historical dividend data for dividends declared prior to the period shown are available on the Company's website at tcgbdc.com No dividend was declared in 2013. There can be no assurance that the Company will continue to achieve comparable results.
(1) For dividends declared prior to the IPO (June 14, 2017), annualized dividend yield is calculated by dividing the declared dividend by the weighted average of the net asset value at the beginning of the quarter and the capital called during the quarter and annualizing over 4 periods. For dividends declared after the IPO, annualized dividend yield is calculated by dividing the declared dividend by the closing market price for the quarter and annualizing over 4 periods.